SCHEDULE 14
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               HANDEX CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               HANDEX CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transactions apply:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                             TO BE HELD MAY 7, 1996

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders (the Meeting) of Handex Corporation (the Company) will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East and Route 35, Eatontown, New Jersey, on Tuesday, May 7, 1996, at 10:00 a.m., EDT, to consider and act upon the following:

        1. The election of two Directors whose three-year term of office will expire in 1999;

        2. A proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for 1996; and

        3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

     Holders of Common Stock of record at the close of business on March 29, 1996 are entitled to notice of and to vote at the Meeting.

     Whether or not you expect to be personally present at the Meeting, please be sure that the enclosed proxy is properly marked, signed and dated, and returned without delay in the enclosed prepaid envelope. Such action will not limit your right to vote in person or to attend the Meeting, but will ensure your representation if you cannot attend.

                                          By Order of the Board of Directors,


                                          Stuart O. Smith
                                          SECRETARY

April 5, 1996

                               HANDEX CORPORATION
                                500 CAMPUS DRIVE
                             MORGANVILLE, NJ 07751

                      ------------------------------------
                                PROXY STATEMENT
                            MAILED ON APRIL 5, 1996
                      ------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1996

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Handex Corporation, a Delaware corporation (the Company), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 7, 1996, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting which accompanies this Proxy Statement.

     Only stockholders of record as of March 29, 1996 will be entitled to vote at the Meeting or any adjournments thereof. As of that date, 6,865,212 shares of Common Stock, par value $.01 per share (the Common Stock), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. The Company's Certificate of Incorporation (the Certificate) does not provide for cumulative voting rights. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder has the right to revoke a proxy by written notice to the Secretary of the Company at any time before it is exercised, including by executing another proxy, bearing a later date, or by attending the Meeting and voting in person.

     A properly executed proxy returned in time to be cast at the meeting will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the proxy, it will be voted FOR the election of both of the individuals nominated by the Board of Directors and FOR the other proposal set forth in the Notice of Annual Meeting.

     At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as withheld or, with respect to any other proposal, abstain, will be counted as shares present for purposes of determining whether a quorum is present.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

     Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, or telegraph, following the original solicitation.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information with respect to Common Stock owned on March 29, 1996 by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company's Directors, each nominee for election as a Director, each executive officer named in the summary compensation table set forth in this proxy statement, and all Directors and executive officers as a group.

                    NAME AND ADDRESS OF                       SHARES BENEFICIALLY    PERCENT OF
                     BENEFICIAL OWNER                                  OWNED           CLASS
                    -------------------                       -------------------    ----------
Curtis Lee Smith, Jr.......................................        1,230,975            17.9%
  500 Campus Drive
  Morganville, NJ 07751
Stuart O. Smith............................................        1,615,940            23.5%
  500 Campus Drive
  Morganville, NJ 07751
Gregory J. Reuter(1).......................................          117,500             1.7%
Thomas J. Bresnan(2).......................................          200,625             2.8%
David A. Goldfinger(3).....................................           65,935             1.0%
John T. St. James(4).......................................           34,750               *
Richard L. Osborne(1)......................................            2,250               *
William H. Heller(5).......................................            7,000               *
Scott R. Wilson(5).........................................            6,000               *
Dimensional/Fund Advisor, Inc.(6)..........................          371,150             5.4%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
All Directors and Executive Officers as a Group
  (11 persons).............................................        3,294,975            45.5%

- ---------------

* Less than 1%.

(1) Represents shares which may be acquired upon the exercise of immediately exercisable options.

(2) Mr. Bresnan's ownership figure includes 193,000 shares which may be acquired upon the exercise of immediately exercisable stock options.

(3) Mr. Goldfinger's ownership figure includes 12,500 shares which may be acquired upon the exercise of immediately exercisable options.

(4) Mr. St. James' ownership figure includes 31,750 shares which may be acquired upon the exercise of immediately exercisable options.

(5) Messrs. Wilson's and Heller's ownership figures include 5,000 shares each which may be acquired upon the exercise of immediately exercisable option.

(6) Based solely upon information in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 1996.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class initially consisted of two Directors until July 1, 1992 when the membership of the Board was expanded to seven members with the election of Mr. William H. Heller as a Class I Director. The Board was further expanded to eight members on May 11, 1993, with the election of Mr. Thomas J. Bresnan as a Class II Director. Each class of Directors is elected to a three-year term. At the Annual Meeting, the Class I Directors will be elected to a three-year term ending at the

1999 Annual Meeting. Mr. Gregory J. Reuter, who is a Class I Director, and who has served on the Board of Directors since March 1989, has decided not to stand for reelection to another term. In the light of Mr. Reuter's decision, the Board of Directors has decided to reduce its membership to seven members effective at the Annual Meeting.

     Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the two nominees set forth in the table below as Class I Directors of the Company for a three-year term. In the event of the death or inability to act of either of the nominees, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for either of them.

     The following table lists the nominees for election at the Meeting, the Directors who will continue in office subsequent to the Meeting, and certain other information with respect to each individual.

NOMINEES FOR ELECTION FOR A THREE YEAR TERM ENDING IN 1999

                NAME                   AGE                     PRINCIPAL OCCUPATION AND HISTORY
                ----                   ---                     --------------------------------
CURTIS LEE SMITH, JR.(1)(4)            68      CHAIRMAN OF THE BOARD,
                                               CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                             Mr. Smith has served as the Company's Chairman of the Board and Chief
                                             Executive Officer and as a Director since its acquisition by NCS
                                             Holding Corporation (NCS), in July 1986, and had the additional title and duties of President from August 1989 through July 1992. Mr. Smith served as President of National Copper & Smelting Co., a Cleveland,
                                             Ohio-based manufacturer and distributor of copper products, from 1962 to 1985, and as President of NCS, a Cleveland, Ohio-based holding company which operated a copper tubing importing and fabricating business, from 1985 to 1988.

WILLIAM H. HELLER(1)                   57      DIRECTOR
                                             Mr. Heller was formerly a partner with the public accounting firm of
                                             KPMG Peat Marwick LLP from February 1971 until December 1991, and currently manages his own asset management firm, William H. Heller &
                                             Associates. He was elected as a Director on July 1, 1992, and has served as a member of the Company's Audit Committee during the term of his directorship. Mr. Heller also serves as a Director of Capitol
                                             American Financial Corporation, a Cleveland, Ohio-based specialty insurance provider, Ohio Savings Financial Corporation, a Cleveland,
                                             Ohio-based savings and loan holding company and Telarc International,
                                             Inc. a Cleveland, Ohio-based distributor of phonograph records and tapes.

DIRECTORS CONTINUING IN OFFICE

STUART O. SMITH(2)(4)                  63      VICE CHAIRMAN OF THE BOARD, CHIEF
                                               DEVELOPMENT OFFICER, SECRETARY AND DIRECTOR
                                             Mr. Smith has served as a Director of the Company since its acquisition by NCS in July 1986, as the Company's Secretary since
                                             February 1989, as its Chief Development Officer since March 1990 and as Vice Chairman of the Board since August 1992. Mr. Smith served as a Vice President from July 1986 to August 1992. Mr. Smith also served as Vice President of National Copper & Smelting Co. from 1962 to 1985 and as Vice President of NCS from 1985 to 1988.

                NAME                   AGE                     PRINCIPAL OCCUPATION AND HISTORY
                ----                   ---                     --------------------------------
THOMAS J. BRESNAN(2)                   43      PRESIDENT, CHIEF
                                               OPERATING OFFICER AND DIRECTOR
                                             Mr. Bresnan joined the Company in August 1992 and has served as the
                                             Company's President and Chief Operating Officer since that time. Mr.
                                             Bresnan has served as the Chairman and Chief Executive Officer of New
                                             Horizons Education Corporation since its acquisition by the Company in August 1994. Prior to joining the Company, Mr. Bresnan served in various executive, marketing, financial and administrative positions for Capitol American Life Insurance Company, a Cleveland, Ohio-based specialty insurance provider, from 1984 to 1991. Mr. Bresnan served as President and Chief Operating Officer of Capital American Life
                                             Insurance Company during 1991. From January to August 1992, Mr.
                                             Bresnan was President and Chief Executive Officer of Glenbrook Group.
                                             Inc. a Cleveland, Ohio-based company seeking acquisition
                                             opportunities. Mr. Bresnan was elected a Director in May 1993.

SCOTT R. WILSON(2)                     44      DIRECTOR
                                             Mr. Wilson has served as principal outside legal counsel to the
                                             Company since its acquisition by NCS in July 1986. Mr. Wilson has been with the law firm of Calfee, Halter & Griswold, Cleveland, Ohio, since 1977, and has been a partner in such firm since 1985. His practice focuses on general corporate and tax law. He was elected a
                                             Director in May 1991.

DAVID A. GOLDFINGER(3)                 60      DIRECTOR
                                             Mr. Goldfinger has served as a Director of the Company since its acquisition by NCS Holdings Corporation (NCS) in July 1986. Mr.
                                             Goldfinger served as President of U.S. Consolidated, Inc., a
                                             Cleveland, Ohio-based manufacturers' representative agency, from 1966 to 1991. From January 1992 to the present, Mr. Goldfinger has served as President of M.S.C.I. Holdings, Inc., a Tavernier, Florida-based private consulting and investment corporation. Mr. Goldfinger has served as a member of the Company's Compensation Committee and Audit
                                             Committee during the term of his directorship.

RICHARD L. OSBORNE(3)                  57      DIRECTOR
                                             Mr. Osborne has served as a consultant to the Company since its acquisition by NCS in July 1986, and was elected to the Company's
                                             Board of Directors in January 1989. He has served as the Executive
                                             Dean of the Weatherhead School of Management, Case Western Reserve
                                             University, Cleveland, Ohio, since 1971. Mr. Osborne is also a management consultant, and serves on the Board of Directors of
                                             Capitol American Financial Corporation, a Cleveland, Ohio-based specialty insurance provider, Myers Industries, Inc., an Akron,
                                             Ohio-based manufacturer of plastic and rubber parts for the automotive and other industries, NCS Health Care, Inc., a Cleveland,
                                             Ohio-based provider of pharmacy services to long-term care institutions and several privately held corporations, including a
                                             Cleveland, Ohio-based savings and loan holding company. Mr. Osborne has served as a member of the Company's Compensation Committee and
                                             Audit Committee during the term of his directorship.

- ---------------

(1) Term as Director expires in 1996; nominee for a three-year term expiring in 1999.

(2) Term as Director expires in 1997.

(3) Term as Director expires in 1998.

(4) Curtis Lee Smith, Jr., and Stuart O. Smith are brothers.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has two standing Committees; the Audit Committee and the Compensation Committee.

     The Audit Committee, of which Messrs. David A. Goldfinger, Richard L. Osborne and William H. Heller are members, oversees the accounting functions of the Company, including matters related to the appointment and activities of the Company's auditors. The Audit Committee met twice during the year ended December 30, 1995.

     The Compensation Committee, of which Messrs. Curtis Lee Smith, Jr., David
A. Goldfinger and Richard L. Osborne are members, reviews and makes recommendations, as well as certain decisions concerning executive salaries, bonuses and the Company's stock option plans. The members of the Compensation Committee have renounced their right to receive grants of options under any stock option plan maintained by the Company during the period of their service on the Compensation Committee and for a period of one year thereafter. The Compensation Committee met four times during the year ended December 30, 1995.

     The Board of Directors of the Company held ten meetings during 1995. All of the Directors attended at least 85% of the meetings of the Board of Directors and each Committee on which each served.

     The Company pays a quarterly retainer of $1,000, plus $1,000 per Board meeting attended, $1,000 for each Committee meeting which is not held in conjunction with a Board meeting, and $250 for every meeting held via telephone, to all Directors who are not employees of the Company. Directors who are employees of the Company do not receive quarterly retainers or meeting fees.

     In January 1989, the Compensation Committee granted Mr. Osborne and Mr. Goldfinger options to acquire 6,250 shares of Common Stock and 12,500 shares of Common Stock, respectively, under the Company's Outside Directors Stock Option Plan. These options became exercisable on July 9, 1989 at an option price of $11.20 per share. In 1992, Messrs. Wilson and Heller each were granted immediately exercisable options to acquire 5,000 shares of Common Stock at an option price of $6.50 per share. As of March 29, 1996, options granted to individuals pursuant to the Outside Directors Plan were outstanding to purchase 24,750 shares of Common Stock at an average price of $9.30 per share.

     Messrs. Heller and Osborne provide certain consulting services to the Company. During 1995, the Company paid Messrs. Heller and Osborne $24,000 and $30,000, respectively, in fees for such services. Mr. Wilson is a member of the firm of Calfee, Halter & Griswold, which provides legal services to the Company on an ongoing basis. Through January 1996, the Company leased its Mt. Dora, Florida facilities from Xednah Investments, a general partnership whose partners are Curtis Lee Smith, Jr. and Stuart O. Smith. The Company purchased these facilities in January 1996 based upon an independent appraisal of the property. The Company paid $36,000 in rent to Xednah Investments during fiscal 1995. The Company believes that its transactions with Directors are on terms no less favorable to it than those that would have been available in similar transactions with unaffiliated third parties.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for each of the past three fiscal years, of all those persons, who were, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the Named Officers) during fiscal 1995:

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL
                                                         COMPENSATION                  LONG TERM
                                                      ------------------              COMPENSATION     ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR    SALARY     BONUS    OTHER(1)   OPTIONS/SARS   COMPENSATION(2)
- ---------------------------                    ----   --------   -------   --------   ------------   ---------------
Curtis Lee Smith, Jr.                          1995   $153,847   $    --   $     --           --     $    10,601
Chairman of the Board, Chief                   1994    163,077        --         --           --          10,601
Executive Officer and Director                 1993    155,428        --         --           --          10,673

Stuart O. Smith                                1995    144,231        --         --           --           4,414
Vice Chairman of the Board, Chief              1994    152,885        --         --           --           4,414
Development Officer, Secretary and Director    1993    146,889        --         --           --           4,414

Thomas J. Bresnan                              1995    216,346    35,000         --       25,000           4,629
President, Chief Operating Officer             1994    208,173        --         --      220,000           4,620
and Director                                   1993    194,039        --         --       50,000           2,971

John T. St. James                              1995    146,096        --         --           --           2,337
Vice President, Chief Financial                1994    144,596        --         --           --           2,358
Office and Treasurer                           1993    130,976        --         --           --           2,993

P. Craig Modesitt                              1995    126,203    22,955         --        5,739           3,764
Vice President, Sales and                      1994    127,290        --         --           --           1,731
Marketing                                      1993     45,433(3)     --         --           --              --

- ---------------

(1) No Named Officer received perquisites or other personal benefits having a value exceeding the lesser of 10% of such executive salary and bonus for 1995, 1994, and 1993 or $50,000. Pursuant to the terms of Mr. Bresnan's employment agreement, he received an interest free loan from the Company in the amount of $250,000 payable on September 30, 1997. Had the loan carried a market interest rate, Mr. Bresnan would have paid $16,655 in interest during 1995, $16,858 during 1994, and $17,046 in 1993. In 1995, the Company, in the
    form of a bonus, forgave $35,000 of Mr. Bresnan's loan to the Company.

(2) Amounts of All Other Compensation reported for Curtis Lee Smith, Jr., and Stuart O. Smith represent premiums paid by the Company on insurance policies for the benefit of such persons. Amounts of All Other Compensation reported for Messrs. Bresnan, St. James and Modesitt represent the Company's matching contribution under its 401(k) Profit Sharing Plan. The Company currently matches each participating employee's contributions to the Plan to the extent of 50% of the participant's salary reduction up to the maximum allowable under the Internal Revenue Code.

(3) Mr. Modesitt joined the Company in August 1993. His annualized salary for 1993 was $112,500.

                      OPTION EXERCISES AND YEAR-END VALUES

     The table below shows information with respect to the unexercised options to purchase the Company's Common Stock granted in 1995 and prior years under the Company's Key Employees Stock Option Plan (the Employees Plan) to the Named Officers and held by them at December 30, 1995. None of the Named Officers exercised any stock options during 1995.

                                                                 NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                    OPTIONS HELD AT             IN-THE-MONEY-OPTIONS AT
                                                                   DECEMBER 30, 1995               DECEMBER 30, 1995*
                                                              ----------------------------    ----------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----                                                          -----------    -------------    -----------    -------------
Curtis Lee Smith, Jr.......................................          --              --       $       --     $        --
Stuart O. Smith............................................          --              --               --              --
Thomas J. Bresnan..........................................     193,000         232,000               --              --
John T. St. James..........................................      31,750          17,000               --              --
P. Craig Modesitt..........................................       8,000          17,739               --              --

- ---------------

* Based on the difference between the exercise price of such options and the closing price of a share of the Company's Common Stock on the NASDAQ National Market System on such date ($5.125), which price was higher than the exercise prices for the above options.

                                 OPTION GRANTS

     The table below shows additional information on stock options granted in 1995 under the Key Employees Stock Option Plan to the Named Officers. These options are reflected in the Summary Compensation Table.

                                                                                                POTENTIAL REALIZABLE VALUES
                                                 PERCENTAGE OF                                   AT ASSUMED ANNUAL RATE OF
                                                 TOTAL OPTIONS                                   STOCK PRICE APPRECIATION
                                                   GRANTED TO      EXERCISE OR                       FOR OPTION TERM
                                                   EMPLOYEES       BASE PRICE      EXPIRATION   ---------------------------
NAME                                 GRANTED*       IN 1995        (PER SHARE)         DATE         5%            10%
- ----                                 --------    --------------    -----------    -----------   -----------     -----------
Curtis Lee Smith, Jr..............        --           --          $     --              --       $    --         $     --
Stuart O. Smith...................        --           --                --              --            --               --
Thomas J. Bresnan.................    25,000           81%             6.00         4/27/05        94,335          239,055
John T. St. James.................        --           --                --              --            --               --
P. Craig Modesitt.................     5,739           19%             6.00         4/27/05        21,656           54,877

- ---------------
* Represents options awarded under the Company's Key Employees Stock Option Plan (the Employees Plan). Such options vest at the rate of 20% per year commencing on the first anniversary of the date of grant except for the options awarded to Mr. Bresnan, which were immediately exercisable at grant date. All of the above options were awarded at an exercise price equal to the fair market value of a share of Common Stock on the date of the grant. The options expire upon the tenth anniversary of the date of grant. In general, employees may exercise vested options awarded under the Employees Plan for a period of three months following the date of the cessation of their employment with the Company.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Thomas J. Bresnan, its President and Chief Operating Officer. Mr. Bresnan's employment agreement was entered into when he joined the Company on August 3, 1992. The agreement provides that Mr. Bresnan will receive a base salary, subject to annual review, of $200,000 per year. In connection with the execution of the agreement, Mr. Bresnan received options to purchase an aggregate of 130,000 shares of Common Stock under the Employees Plan. Pursuant to the terms of Mr. Bresnan's agreement, he also received a five-year interest-free loan of $250,000 towards the purchase of a home in New Jersey. The loan is secured by a mortgage on Mr. Bresnan's residence. In the event that Mr. Bresnan's employment is terminated by the Company without cause during the three years subsequent to the date of the employment agreement, the Company will be obligated to continue to pay his salary for a period of one year subsequent to the date of such termination. The agreement also obligates the Company to provide certain health insurance and life insurance benefits for the duration of such agreement. At the time of execution of his employment agreement, Mr. Bresnan also entered into an agreement with the Company containing confidentiality and non-competition provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors includes Curtis Lee Smith, Jr., the Company's Chairman and Chief Executive Officer. Up until January 1996, the Company was leasing its main facility in Florida from Xednah Investments, a general partnership whose partners were Curtis Lee Smith, Jr., and Stuart O.

Smith. The Company paid $36,000 in rent to Xednah Investments during 1995. The Company purchased this facility for $327,000, from the partnership based upon an independent appraisal of the property.

     During 1995, Mr. Curtis Lee Smith, Jr., obtained loans from the Company at interest rates equivalent to the Company's cost of borrowing money. The principal amounts on these loans totaled $233,610 at December 30, 1995. The Company extended an additional loan of $100,000 to Mr. Smith in January 1996. These loans are evidenced by demand notes and are secured by the proceeds from certain life insurance policies on Mr. Curtis Lee Smith, Jr.

     Richard L. Osborne, a member of the Compensation Committee of the Board of Directors, provides certain consulting services to the Company. Mr. Osborne received $30,000 in consulting fees from the Company during 1995.

     The Company believes that these transactions were on terms no less favorable than would have been available in similar transactions with unaffiliated third parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's compensation programs are intended to provided its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders; (ii) competitive with the arrangements provided by other companies in the industry; (iii) commensurate with each executive's performance, experience and responsibilities; and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under the other compensation plans, the Committee considers the financial condition and performance of the Company during the prior year and the Company's success in achieving financial, operational and other strategic objectives. The Committee also makes an assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

     For purposes of determining whether the Company's compensation packages are competitive, the companies with which the Company compares itself are those included in the peer group index set forth in the Stockholder Return Performance Presentation contained elsewhere in this proxy statement. While the Committee does not establish a targeted range for the Company's overall executive compensation within the peer group, its review of publicly available information for the years 1990 through 1994 indicates that the compensation level of the Company's Chief Executive Office has historically been significantly below the average compensation paid to Chief Executive Officers of peer group companies. Such information also indicates that the base salary levels for the Company's other executive officers have been generally comparable with those provided to similar executives at peer group companies, while the overall amount of bonuses paid to other executives by the Company have been equal to or lower than the bonuses paid to peer group executives. Option awards to peer group executives vary widely from company to company and from year to year, although the Company's option awards to its executive officers are generally lower than awards by members of the peer group. The Company's stock significantly outperformed the peer group during the period prior to fiscal 1992; since that time its performance has been below that of the peer group.

     Each component of an executive's compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company's financial and operational performance by providing a method for rewarding individual performance. Finally, the Company's Key Employees' Stock Option Plan is intended to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company's stockholders.

     While the Committee seeks to assure that the Company's compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation. Instead, the Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive. While the subjective nature of the Committee's decisions make it difficult to specifically identify the relative importance of each of these various factors, in making compensation decisions for fiscal 1995, the Committee generally gave greater weight to the Company's performance, as measured by net income, and its subjective assessment of individual performance, than to other factors.

     In 1993, Congress adopted Section 162(m) of the Internal Revenue Code,
Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is performance based within the meaning of Section 162(m). While the Committee believes it is essential that there be a correlation between the Company's performance and the compensation of its executive officers, it believes that the criteria under Section 162(m) necessary for compensation to qualify as performance based unduly limits the Committee's flexibility in determining compensation arrangements and in administering compensation programs. Therefore, the Committee has determined not to make changes to the Company's compensation programs or to the composition of the committee in response to the adoption of Section 162(m).

1995 COMPENSATION DECISIONS

     BASE SALARY AND BENEFITS. The base salaries and benefits provided to executive officers who were not parties to employment contracts with the Company for the 1995 fiscal year were established by the Committee in accordance with the compensation philosophy discussed above. Since one executive was a party to an employment agreement with the Company entered into prior to the 1995 fiscal year, his minimum base salary level for 1995 was set by the terms of such agreement. The Committee determined to make individual salary adjustments with respect to certain executive officers of the Company, based on the Committee's subjective evaluation of the executive's performance and the contribution to the Company.

     BONUSES. After considering the Company's performance and the various other factors discussed above, the Committee forgave $35,000 of Mr. Bresnan's loan in the form of a bonus. Mr. Modesitt was awarded a bonus based on the Company's sales performance in 1994.

     STOCK OPTIONS. During the 1995 fiscal year, the Company awarded options to purchase an aggregate of 30,739 shares of Common Stock to certain executive officers of the Company. The awards were made at the fair market value of a share of Common Stock on the date of grant and become exercisable over a five year period commencing on the first anniversary of the date of grant, except for the award to one executive officer which was immediately exercisable. During the 1995 fiscal year, the Committee determined that it was desirable to increase the long term incentives provided to two of the current executive officers. The Committee based its decision primarily on its subjective assessment of the individual's performance and its desire to reward this performance. The number of shares subject to the option was determined on the basis of the Committee's subjective assessment of the individual's contribution to the Company and the appropriate level of his long-term incentive compensation. The executive's current share ownership position and the number of options previously awarded to him were considered by the Committee in determining the appropriate level of his long-term incentive compensation. Mr. Modesitt's option award was based on the Company's sales performance in 1994.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Curtis Lee Smith, Jr.'s compensation is determined on the basis of the Committee's subjective assessment of his performance, measured by the Company's financial condition, results of operations and success in achieving strategic objectives. The Committee also considers the responsibilities associated with Mr. Smith's position and the level of compensation provided to Chief Executive Officers of other companies in the environmental remediation industry. Mr. Smith does not participate in the Committee's actions with respect to his compensation.

     Although the Committee reviews Mr. Smith's compensation on an annual basis, no adjustments were made to Mr. Smith's salary during 1995. Mr. Smith's base salary was last adjusted in December 1990, at which time the Committee voted (with Mr. Smith abstaining) to increase his salary from $175,000 to $200,000. Mr. Smith declined this salary increase. In June 1992, Mr. Smith voluntarily reduced his salary from $175,000 to $160,000 in connection with a restructuring in the Company's business and related cost-cutting measures. As with the Company's other executive officers, the Committee determined not to pay Mr. Smith a bonus during 1995.

     Mr. Smith is the beneficial owner of approximately 18% of the issued and outstanding Common Stock. As a consequence of his significant ownership interest in the Company, Mr. Smith elected, at the time of the Company's initial public offering, to renounce any rights that he might otherwise have to participate in the Company's stock option plans. Accordingly, Mr. Smith did not receive any option awards during fiscal 1995.

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          Richard L. Osborne
                                          David A. Goldfinger
                                          Curtis Lee Smith, Jr.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing yearly percentage change in the cumulative stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index (U.S.), and a Company-determined peer group for the period commencing January 1, 1991 and ended December 30, 1995. The Companies included in the peer group are Canonie Environmental Services, Inc., Groundwater Technology, Inc., Sevenson Environmental, International Technology Corporation, and OHM Corporation. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at January 1, 1991 and that all dividends, if any, were reinvested.

                  COMPARISON OF TOTAL CUMULATIVE TOTAL RETURN
                  HANDEX COMMON STOCK, NASDAQ MARKET INDEX AND
                      COMPANY DETERMINED PEER GROUP INDEX

                                (PUT CHART HERE)

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has recommended that KPMG Peat Marwick LLP, independent certified public accountants, serve as the Company's independent auditors for the year ending December 28, 1996. Such firm has served as the Company's auditors since 1986. It is expected that a member of the firm will be present at the Meeting, will have an opportunity to make a statement if he should so desire and will be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends that you vote FOR ratification of its appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 28, 1996. If the stockholders reject the nominations of KPMG Peat Marwick LLP, the Board of Directors will reconsider its selection.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1997 must do so no later than December 6, 1996. To be eligible for inclusion in the 1997 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent year. Written requests for such report should be directed to:

                         Investor Relations Department
                               Handex Corporation
                                500 Campus Drive
                             Morganville, NJ 07751

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

                                          By order of the Board of Directors,


                                          Stuart O. Smith
                                          SECRETARY

[X] PLEASE MARK YOUR                     SHARES IN YOUR NAME
    VOTES AS IN THIS
    EXAMPLE.

                FOR  WITHHELD                              FOR  AGAINST  ABSTAIN
1. Election of  [ ]    [ ]        2. Rayify the            [ ]    [ ]      [ ]
   Directors                         appointment of
   (see                              KPMG Pete Marwick LLP
   reverse)                          as independent audi-
                                     tors of the company
For, except vote withheld from       for 1996.
the following nominee(s):
                                  3. In their discretion,
- -------------------------------      each proxy is
                                     authorized to vote
                                     upon such other
                                     business as may
                                     properly come before
                                     the meeting.


                   Change    [ ]
                     of
                  Address

                   Attend    [ ]
                  Meeting

                                                    PLEASE, MARK, SIGN, DATE AND
                                                    RETURN THE PROXY CARD USING
                                                       THE ENCLOSED ENVELOPE.

  SIGNATURE(S)                         DATE
              ------------------------     ------

  SIGNATURE(S)                         DATE
              ------------------------     ------
  NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY
        JOINT TENANTS, BOTHS HOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF
        A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                               HANDEX CORPORATION
                                500 CAMPUS DRIVE
P                            MORGANVILLE, NJ 07751
R
O        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y The undersigned hereby appoints each of Curtis Lee Smith, Jr., Stuart O. Smith and John T. St. James, as proxy, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 29, 1996, at the Annual Meeting of Stockholders to be held on May 7, 1996, or any adjournment thereof.

   Election of Directors, Nominees:                    (change of address)

   Curtis Lee Smith, Jr. and William H. Heller   -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card.)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                     SEE REVERSE
                                                                         SIDE